================================================================================

   RULE 14A-101                                    SCHEDULE 14 A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /
Check the appropriate box:
   /X/  Preliminary Proxy Statement
   / /  Definitive Proxy Statement
   / /  Definitive Additional Materials
   / / Soliciting Materials Pursuant to Exchange Act Rule 14a-11 or Rule 14a-12
- --------------------------------------------------------------------------------
                             MET-PRO CORPORATION
              (Name of registrant as specified in its charter)
- --------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

   /X/ $125 per Exchange Act RuleS 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   / / $500 per each part to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
- --------------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
       (5) Total fee paid:
- --------------------------------------------------------------------------------
   / / Fee paid previously with preliminary materials:
- --------------------------------------------------------------------------------
   / / Check box if any part of fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount previously paid:
- --------------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------
       (3) Filing Party:
- --------------------------------------------------------------------------------
       (4) Date Filed:
================================================================================

                                      LOGO


             160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438

                         NOTICE OF ANNUAL MEETING

                              OF STOCKHOLDERS

                        TO BE HELD ON JUNE 5, 1996

To the Stockholders of
MET-PRO CORPORATION:

          Notice is hereby given that the Annual Meeting of Stockholders of MET-PRO CORPORATION, a Delaware corporation (the "Company"), will be held at the DOUBLETREE GUEST SUITES, 640 WEST GERMANTOWN PIKE (AT HICKORY ROAD) IN PLYMOUTH MEETING, PENNSYLVANIA, on June 5, 1996, at the hour of 11:30 a.m. for the following purposes:

          1. To elect one Director to serve until the 1999 Annual Meeting of Stockholders.

          2. To ratify the selection of Margolis & Company P.C. as independent certified public accountants for the Company's fiscal year ending January 31, 1997.

          3. To transact such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on April 12, 1996 are entitled to notice of and to vote at such meeting or any adjournment thereof.


                                                     William F. Moffitt,
                                                     Secretary

Harleysville, Pennsylvania
April 19, 1996

          Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the meeting and vote there in person, should they so desire.

                           MET-PRO CORPORATION
               160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438

                              ---------------
                              PROXY STATEMENT
                              ---------------

          The Board of Directors presents this proxy statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on June 5, 1996. All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted for the named nominee to the Company's Board of Directors and in favor of each of the other proposals set forth in the Notice of the Annual Meeting of Stockholders and described in this Proxy Statement. Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxyholders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or the nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails.

          The total number of shares of Common Stock of the Company outstanding as of April 12, 1996 was 4,638,465 (excluding treasury shares). The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only stockholders of record as of the close of business on April 12, 1996 will be entitled to vote.

          A list of stockholders entitled to vote at the meeting will be available at the Company's offices, 160 Cassell Road, Harleysville, Pennsylvania, for a period of ten days prior to the meeting for examination by any stockholder.

          It is anticipated that these proxy materials will be mailed to stockholders of the Company on or about April 26, 1996.

                           ELECTION OF DIRECTORS

          The Company's Board of Directors presently consists of seven members who have been divided into three classes: two classes of two Directors each and one class of three Directors, as provided in the Company's Certificate of Incorporation, as amended.

          Mr. Wofsey, who has served as a Director and Vice Chairman for many years and as General Counsel since the founding of the Company, has expressed his wish to retire as a Director. He has therefore declined renomination, but has consented to continue as General Counsel at the pleasure of the Board. The Company has reduced to six the number of Directors constituting the Board.

          Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the person listed below as nominee for the term set forth below. Management has no reason to believe that the nominee will not be available or will not serve if elected, but if he should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

          The following sets forth certain information as to the nominee for election as a Director and for each other person whose term of office as a Director will continue after this Annual Meeting of Stockholders:



                                                                                                         NUMBER AND
                                                                                                    PERCENTAGE OF SHARES
                                                                                                     OF COMMON STOCK
                                                                                YEAR                OWNED BENEFICIALLY
                                                                                FIRST                  (DIRECTLY OR
                                                                                BECAME                INDIRECTLY) AS OF
NAME                AGE          PRINCIPAL OCCUPATION                          DIRECTOR                 APRIL 12, 1996*

                NOMINEE FOR TERM TO EXPIRE IN 1999
Walter A. Everett  74   Mr. Everett is the former President                     1968                       36,379   0.8%
                        and current Chairman of the Board
                        of the Company. Except for a brief period prior to
                        August 15, 1990, he has been a Director of the Company
                        for the past twenty-six years.

                  DIRECTORS WHOSE TERM EXPIRES IN 1998

William L. Kacin   64   Mr. Kacin was elected President,                        1993                       45,534   1.0%
                        Chief Executive Officer and a
                        Director of the Company on
                        February 18, 1993. Prior to
                        that, he was Vice-President and
                        General Manager of the Company's
                        Sethco Division for seventeen years.

Richard P. Klopp   75   Mr. Klopp, from 1968 to 1983, was                       1987                       32,069   0.7%
                        Chairman of the Board, President
                        and Chief Executive Officer of
                        Catalytic, Inc., a company engaged
                        in the design and manufacture of
                        equipment related to the chemical
                        and petrochemical industries. Mr. Klopp
                        is presently retired.

                    DIRECTORS WHOSE TERM EXPIRES IN 1997

Alan Lawley        62   Dr. Lawley is the Grosvenor                             1990                       11,782   0.3%
                        Professor of Metallurgy in the
                        Department of Materials Engineering
                        at Drexel University, Philadelphia,
                        Pennsylvania. He is a Fellow of ASM, a former
                        President of the Metallurgical Society (1982)
                        and of AIME (1987), and is Editor-in-Chief of
                        the International Journal of Powder
                        Metallurgy. He is an expert in physical and
                        mechanical metallurgy, powder metallurgy,
                        composite materials, and materials engineering
                        design. He has consulted, lectured and
                        published in these areas.

*Includes stock options currently exercisable.



                                                                                                         NUMBER AND
                                                                                                    PERCENTAGE OF SHARES
                                                                                                     OF COMMON STOCK
                                                                                YEAR                OWNED BENEFICIALLY
                                                                                FIRST                  (DIRECTLY OR
                                                                                BECAME                INDIRECTLY) AS OF
NAME                AGE          PRINCIPAL OCCUPATION                          DIRECTOR                 APRIL 12, 1996*

Thomas F. Hayes     73  Mr. Hayes was President of Philadelphia Gear            1985                       15,525  0.3%
                        Corporation, a privately held corporation,
                        from 1969 to 1984, when he retired. He is a
                        West Point graduate, a member of the board of
                        Managers of Beneficial Savings Bank,
                        Philadelphia, Pennsylvania and a Director of
                        PM Company, Philadelphia, Pennsylvania.

William F. Moffitt  46  Mr. Moffitt has been Vice-President of                  1993                       27,912  0.6%
                        Finance, Secretary, Treasurer and Chief
                        Financial Officer of the Company since 1986.
                        He is a Certified Public Accountant.

*Includes stock options currently exercisable.

                     BOARD AND COMMITTEE PARTICIPATION

          The Board of Directors of the Company held six (6) meetings during the fiscal year ended January 31, 1996. All Directors were in attendance at each of such meetings.

          The Audit Committee of the Board (composed of Mr. Hayes, Chairman, and Dr. Lawley) reviews the activities of the Company's independent auditors (including fees, services and scope of the audit), reviews the Company's internal audit policies and procedures and the preparation of the Company's financial statements, and reports and makes recommendations to the Board with respect thereto. The Audit Committee met once during fiscal 1996.

          The Compensation Committee of the Board (composed of Mr. Wofsey, Chairman, and Mr. Klopp) reviews and recommends to the Board appropriate action with respect to all matters pertaining to compensation of officers and other key employees of the Company. See the Committee's report on page 4 of this proxy statement. The Compensation Committee met once in fiscal 1996.

          The Stock Option Committee (composed of Mr. Everett, Chairman, and Dr. Lawley) met once during fiscal 1996.

          The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole. It has been, and continues to be, the Board's policy to entertain stockholder recommendations for prospective Board nominees. Any such recommendations may be submitted to the Board, in writing, addressed to Walter A. Everett, Chairman.

          Non-employee Directors currently receive a fee of $1,250 per regular meeting, but no fee for committee meetings, telephone meetings or stockholder meetings. A retainer fee of $7,500 per year is also paid to all Directors in quarterly installments. Mr. Wofsey received a salary of $39,000 as Vice Chairman and received $108,000 for legal services as General Counsel during fiscal 1996.

                          PRINCIPAL SECURITY HOLDERS

          The following table sets forth as of April 12, 1996 the number and percentage of shares held by all persons who, to the knowledge of the Company's management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company's outstanding shares of Common Stock and the holdings of all of the Company's officers and Directors as a group:

NAME AND ADDRESS                                         APPROXIMATE
OF OWNER OR                         AMOUNT OF            PERCENTAGE
IDENTITY OF GROUP                 SHARES OWNED            OF CLASS
- -----------------                 ------------           -----------
Dimensional Fund Advisors, Inc.    276,081(1)               5.9%
1299 Ocean Avenue
Santa Monica, CA 90401

All officers and Directors         401,839(2)               8.6%
as a group (15 persons)
- ---------
(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 184,054 shares of stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares, per Schedule 13G as most recently filed with the SEC on January 31, 1995. To adjust for the 3-for-2 stock split of May 12, 1995, the 184,054 shares previously reported were increased to 276,081.

(2) Includes exercisable options to purchase 46,975 shares of Common Stock.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee is responsible for reviewing compensation plans, programs and policies relating to cash remuneration, monitoring performance and cash compensation of executive officers and reporting to the Board concerning that area of executive compensation. In formulating its recommendations, the Committee considers the Company's after-tax earnings and sales volume as compared to previous years, taking into account expenditures generated in pursuit of long term growth objectives.

          Officers' salaries are keyed to maintaining compensation at competitive levels to assure continued availability of highly qualified personnel, with due consideration given to economic conditions in the locale where officers are employed.

          Compensation opportunities consist of year-end salary increases and bonuses. Salary increases for Vice Presidents managing the Company's Divisions are based on managerial performance, significant problem solving, cost control, contribution of a Division to pre-tax earnings, development of new products, exploitation of markets and other growth factors. Salary increases and bonuses of the Chief Executive Officer and the Financial Vice President are based on the overall financial results of operations and their perceived skills, as demonstrated in problem solving and daily management, as well as in planning and carrying out short-term and long-term objectives.

          The Company's bonus program for officers is not designed to establish a category of "at risk" compensation. It is rather an extra award for satisfactory to exceptional performance. Where bonuses are granted, they generally range from 3% to 10% of annual salary, but can be as high as 25% in cases of unusual achievement.

          The Chief Executive Officer presents to the Committee a written evaluation of each officer's performance and his recommendation as to salary increases and bonuses and this is carefully considered by the Committee and discussed with the Chairman of the Board and the Chief Executive Officer.

                                               Earl J. Wofsey (Chairman)
                                               Richard P. Klopp

December 13, 1995


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table shows, for the fiscal years ended January 31, 1994, 1995 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the "Named Executive Officers") in all capacities in which they served.

                             SUMMARY COMPENSATION TABLE


                                             Annual Compensation                    Long-Term Compensation
                                 ---------------------------------------            ----------------------
                                                                                           Awards
                                                                                           ------
                                                                                                  All Other
Name and Principal                              Salary            Bonus            Options       Compensation
    Position                     Year             ($)              ($)                (#)           ($)(A)
- ------------------               ----          --------          -------           -------       ------------
W. A. Everett                    1996          $121,500          $     0               0            $3,627
  Chairman                       1995           114,000                0               0             2,655
                                 1994           114,000                0             5,000           2,627

W. L. Kacin                      1996          $234,625          $42,000            20,000          $4,477
  President & Chief              1995           219,375           35,000               0             3,438
  Executive Officer              1994           195,962           25,000            10,000           5,435

W. F. Moffitt                    1996          $143,750          $24,000            12,000          $4,477
  Vice President, Finance,       1995           130,625           20,000               0             3,438
  Secretary/Treasurer,           1994           115,833           15,000            10,000           3,314
  Chief Financial Officer

J. B. Lechner                    1996          $106,629          $15,000             5,000          $3,630
  Vice President &               1995           102,550           15,000             1,000           2,693
  General Manager                1994            89,750           18,000               0             2,771
  Stiles-Kem Division

- ---------------

(A) The total amount shown in this column for all fiscal years are contributions to the Salaried Employee Stock Ownership Trust (ESOT) as described on page 7. There are no other Long Term Compensation Programs other than a Pension Plan and Directors' deferred compensation program as discussed on page 6.

OPTION EXERCISES AND HOLDINGS

          The following table sets forth information with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the fiscal year ended January 31, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR END OPTION VALUE

                                                                                                        VALUE OF UNEXERCISED
                      SHARES                                       NUMBER OF UNEXERCISED                    IN-THE-MONEY
                     ACQUIRED                                         OPTIONS AT                          OPTIONS AT FY-END
                        ON               VALUE                         FY-END(#)                               ($)(B)
                     EXERCISE          REALIZED          -----------------------------------      ---------------------------------
   NAME                (#)             ($) (A)           EXERCISABLE           UNEXERCISABLE      EXERCISABLE         UNEXERCISABLE
   ----              --------          --------          -----------           -------------      -----------         -------------
W. A. Everett         5,000            $52,500                  0                      0            $      0             $     0
W. L. Kacin           7,225             68,874             11,250                 20,000              81,056              30,000
W. F. Moffitt         4,725             47,274             15,000                 12,000             108,075              18,000
J. B. Lechner         4,725             52,778              1,125                  7,875               6,891              11,813

- ----------
(A) Market rate of underlying securities at date of exercise, minus the exercise price.

(B) Market value of underlying securities at year-end, minus the exercise price.

LONG-TERM INCENTIVE PROGRAMS

          With a view to encouraging long term service by Directors and continuity of management, while making such service more attractive to possible replacements when necessary, the Company adopted a deferred compensation program for the Directors on October 12, 1994. The Plan provides that Directors who have completed six (6) years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000, and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as Chief Executive Officers will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an executive officer, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty (20) years. In the event of death before payments have been completed, a lump sum will be paid to the deceased's spouse or estate equal to the total amount payable over ten years, less the total paid prior to death.

EMPLOYMENT AGREEMENTS

  The Company has no employment agreements.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

          Certain executive officers of the Company are party to a written agreement with the Company which provides that in the event the Company terminates their employment, other than for cause, within nine (9) months following a change of control, or if such employee voluntarily terminates such employment within nine (9) months subsequent to a change of control, the Company shall be obligated to pay him a sum of money equal to two (2) years' base compensation. Payment would be made in a lump sum upon cessation of employment or, at such person's option, in equal monthly installments over a two (2) year period. Change of control is defined under the agreement as either the acquisition by any person or group of persons acting in concert of 35% or more beneficial ownership of the Company's voting securities or a change in the majority composition of the Company's Board of Directors. The base annual salaries currently payable to Messrs. Kacin and Moffitt are $242,000 and $145,000, respectively.

SALARIED EMPLOYEE STOCK OWNERSHIP PLAN

          Pursuant to the Company's Salaried Employee Stock Ownership Plan (the "Ownership Plan"), the Company makes discretionary contributions to the Company's Salaried Employee Stock Ownership Trust (the "Trust") either in cash or in Company Common Stock. The Trust uses the cash contributions and dividends received to purchase shares of the Company's Common Stock. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. During the Company's three fiscal years ended January 31, 1996, the Company made contributions to the Trust in the aggregate amount of $8,909 for Walter A. Everett, $13,350 for William L. Kacin, $11,229 for William
F. Moffitt, $9,094 for John B. Lechner and $79,089 for all executive officers as a group (12 persons).

STOCK OPTION PLANS

          The Company's 1987 Stock Option Plan (the "1987 Plan") was adopted by the Company's Board of Directors on April 9,1987 and by its stockholders on June 3, 1987. The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Company's Board of Directors on October 10, 1991 and by its stockholders on June 3, 1992. All options granted under the 1987 Plan expire no later than June 3, 1997. All options granted under the 1992 Plan expire on October 9, 2001.

          Both Plans provide for the grant of options ("Incentive Stock Options"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as options which are not intended to satisfy such requirements ("Nonstatutory Stock Options"). The total number of shares of the Company's Common Stock which may be issued pursuant to each Plan may not exceed one hundred thousand (100,000) shares plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

          On December 19, 1995, the Company granted Incentive Stock Options to buy a total of 89,000 shares to ten officers at market ($13.625 per share) and Nonstatutory Stock Options to buy 9,000 shares each at $9.00 per share to Messrs. Hayes and Klopp. The following table relates to certain of the options, all of which expire October 9, 2001.

                                                                                        POTENTIAL REALIZABLE VALUE
                                 NUMBER OF             PERCENTAGE OF                    OF ASSUMED ANNUAL RATES OF
                                 SECURITIES            TOTAL OPTIONS                     STOCK PRICE APPRECIATION
                                 UNDERLYING              GRANTED TO                           FOR OPTION TERM
                                  OPTIONS                EMPLOYEES                 ------------------------------------
  NAME                            GRANTED              IN FISCAL YEAR              5% ($)                       10% ($)
  ----                            -------              --------------              ------                       -------
  (a)                               (b)                     (c)                     (d)                           (e)

W. L. Kacin                        20,000                   22.5%                 $75,300                      $166,300
W. F. Moffitt                      12,000                   13.5%                  45,180                        99,780
J. B. Lechner                       7,500                    8.4%                  28,238                        66,263

PENSION PLAN

          Participants in the Company's pension plans receive retirement income based on their salaries for the final five years of service, their age at retirement and their total number of years of service to the Company. The following table indicates the estimated benefits payable for various salary levels upon retirement at age 65, after 20, 25, 30 and 35 years of credited service to the Company:

                                                               YEARS OF SERVICE
 FINAL FIVE YEAR AVERAGE SALARY              20                25                30                35
         $ 50,000                         $10,000           $12,500           $15,000           $17,500
           75,000                          15,000            18,750            22,500            26,250
          100,000                          20,000            25,000            30,000            35,000
          125,000                          25,000            31,250            37,500            43,750
          150,000                          30,000            37,500            45,000            52,500

          Costs of the Company's pension plans are not and cannot be readily allocated to individual employees. The Company's contributions to these plans during its fiscal year ended January 31, 1996 approximated 1.4% of the total remuneration paid to all plan participants.

CERTAIN TRANSACTIONS

          Everett Process Systems, owned by Bruce Everett (the son of Walter A. Everett), purchases certain products from Met-Pro Corporation for resale. The purchases, which amounted to $223,517 during the past fiscal year, were at prices and terms applicable generally to the Company's distributors.

                               PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                              Met-Pro Corporation,
              AMEX Market Value Index and AMEX Capital Goods Index


  $250-------------------------------------------------------------------



                                                                   #
  $200-------------------------------------------------------------------


                                                                    $
                                             #$                     *
  $150-------------------------------------------------------------------
                   $            $                      $#
                   #            #                      *

                                            *
  $100--*$#--------------------------------------------------------------
                    *
                                *


  $50--------------------------------------------------------------------
       1991        1992        1993        1994        1995        1996

- -------------------------------------------------------------------------------
    * Met-Pro Corporation    $ AMEX Market Value    # AMEX Capital Goods
- -------------------------------------------------------------------------------





    Met-Pro Corporation           100.00           93.60         74.70    102.97        123.10        161.31
    AMEXMarket Value Index        100.00          129.55        129.46    152.95        136.25        174.50
    AMEXCapital Goods Index       100.00          126.47        122.76    155.47        139.07        204.06

(A) The graph above compares the performance of Met-Pro Corporation with that of the AMEX Market Value Index and the AMEX Capital Goods Index, which are published industry indices.

(B) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 31, 1991 in each of Met-Pro Corporation, the AMEX Market Value Index and the AMEX Capital Goods Index.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve until the next Annual Meeting of Stockholders, unless such employment shall be earlier terminated. That firm, which has acted as independent auditors of the Company's accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

          A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

          Stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Harleysville, Pennsylvania, by January 1, 1997, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                                  William F. Moffitt,
                                                  Secretary

Harleysville, Pennsylvania
April 19, 1996

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO WILLIAM L. KACIN, PRESIDENT, MET-PRO CORPORATION, 160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438.

                                                                          PROXY

                              MET-PRO CORPORATION
                                160 Cassell Road
                        Harleysville, Pennsylvania 19438

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas F. Hayes and Earl J. Wofsey as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Met-Pro Corporation held of record by the undersigned on April 12, 1996 at the Annual Meeting of Stockholders to be held on June 5, 1996 or any adjournment thereof.

                          (Continued on reverse side)

                            --FOLD AND DETACH HERE--

- -------------------------------------------------------------------------------
This Proxy when properly executed will be voted in the     Please mark
manner directed here by the undersigned stockholders.      your votes as  / X /
If no direction is made, this Proxy will be voted FOR      indicated in
Proposals 1 and 2.                                         this example

1. Election of one Director for a term expiring in 1999: Walter A. Everett

           FOR           WITHHOLD
                        AUTHORITY

          / /             / /

2. Proposal to Ratify the Appointment of Margolis & Company P.C.
   as independent auditors.

       FOR       AGAINST      ABSTAIN
       / /         / /          / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Dated:                                              , 1996
                          ----------------------------------------------

                    ----------------------------------------------------------
                                           Signature

                    ----------------------------------------------------------
                                  Signature if held jointly

                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                            --FOLD AND DETACH HERE--